Exhibit 16
   WEINBERG & COMPANY, P.A.
 ----------------------------
 Certified Public Accountants


                                  July 8, 2003



   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C. 20549

                        RE:  THE HARTCOURT COMPANIES, INC.
                                FILE REF. NO. 1-12671
                                ---------------------

   We were previously the principal accountant for The Hartcourt Companies, Inc. and under the date of April 12, 2002 we reported on the consolidated financial statements of The Hartcourt Companies, Inc. as of and for the years ended December 31, 2001 and 2000. On August 15, 2002, our appointment as principal accountant was terminated. We have read The Hartcourt Companies, Inc.'s statements included under Item 4 of its Form 8-K dated June 17, 2003, and we agree with the statements made in response to that Item insofar as they relate to our Firm.


                                Very truly yours,


                                /s/ Weinberg & Company, P.A.
                                WEINBERG & COMPANY, P.A.
                                Certified Public Accountants

















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